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                                                                    EXHIBIT 21.1


                          CAMBRIDGE NEUROSCIENCE, INC.

                                  SUBSIDIARIES


                                                   Jurisdiction of
        Name                                       Incorporation or Organization
        ----                                       -----------------------------

1.      Cambridge NeuroScience Partners, Inc.      Delaware